Exhibit 99.1
MAJESCO ENTERTAINMENT COMPANY TO RAISE $9.6 MILLION IN REGISTERED DIRECT
OFFERING
EDISON, N.J. — September 17, 2009 — Majesco Entertainment Company (NASDAQ: COOL) (the “Company”), an innovative provider of video games for the mass market, announced today that it has entered into definitive agreements to raise approximately $9.63 million in gross proceeds, before deducting placement agent fees and other estimated offering expenses, in a registered direct offering with select institutional investors.
The offering includes the sale and issuance of 6.420 million shares of the Company’s common stock, at a purchase price of $1.50 per share. The shares were offered and sold pursuant to a prospectus supplement dated September 17, 2009 and an accompanying prospectus dated August 28, 2009, pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission.
Roth Capital Partners served as the sole placement agent for the offering. Bond Lane Partners served as financial advisor. The sale is expected to close on or about September 22, 2009.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement together with the accompanying prospectus can be obtained at the SEC’s website at http://www.sec.gov or from Roth Capital Partners at 24 Corporate Plaza, New Port Beach California 92660, Attention: Equity Capital Markets
About Majesco Entertainment Company
Majesco Entertainment Company is a provider of video games for the mass market. Building on more than 20 years of operating history, the company is focused on developing and publishing a wide range of casual and family oriented video games on leading console and portable systems. Product highlights include Cooking MamaTM and Cake Mania®2 for Nintendo DS TM, and Cooking Mama World Kitchen and Jillian Michaels’ Fitness Ultimatum 2009 for WiiTM. The company’s shares are traded on the Nasdaq Stock Market under the symbol: COOL. Majesco is headquartered in Edison, NJ and has an international office in Bristol, UK. More information about Majesco can be found online at www.majescoentertainment.com. @Majesco is on twitter or at www.twitter.com/majesco.
Safe Harbor
Some statements set forth in this release, including the estimates under the headings “Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following: consumer demand for our products, the availability of an adequate supply of current-generation and next-generation gaming hardware, including but not limited to Nintendo’s DS and Wii(TM) platforms; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2008. We do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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For more information, please contact:

John Gross	Mike Smargiassi/Denise Roche
Chief Financial Officer	Brainerd Communicators, Inc.
Majesco Entertainment Company	212-986-6667
732-225-8910